Exhibit 2.l.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form N-2 and the related Prospectus of Ameritrans Capital Corporation and Subsidiaries and the inclusion of our report dated August 30, 2005, which report includes an explanatory paragraph concerning significant estimates in the valuation of loans receivable with respect to such consolidated financial statements.

/s/ Rosen Seymour Shapss Martin & Company LLP

New York, New York

March 15, 2006